Exhibit 99.1

Digital Recorders, Inc. Shareholders Approve Proposals During the 2007
                            Annual Meeting


    DALLAS--(BUSINESS WIRE)--June 14, 2007--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a digital communications technology leader in the domestic and international public transportation and transit security markets, announced today that its shareholders approved all three proposals during yesterday's Annual Meeting of Shareholders, which was held at the Hilton Raleigh-Durham Airport at Research Triangle Park in North Carolina.

    Shareholders voted to:

    -- Elect six directors to serve until the Annual Meeting of Shareholders in 2008;

    --  Ratify the selection of independent auditors for fiscal year
        2007; and

    --  Approve an Amendment to the Company's Certificate of
        Incorporation to change the corporate name from "Digital
        Recorders, Inc." to "DRI Corporation."

    No other business was transacted during the Annual Meeting of Shareholders.

    CHAIRMAN'S COMMENTS

    Immediately following the business meeting, DRI Chairman, President and Chief Executive Officer David L. Turney reviewed and discussed with shareholders the outlook for the Company's fiscal year 2007 -- a year in which he said the Company is expecting to post a profit.

    Regarding management's plans to further address shareholder value, Mr. Turney said: "Management is investigating the implementation or acceleration of additional actions that may help the Company increase shareholder value. Such actions under consideration include: (1) expanding recognition of the Company's participation in a number of important international markets and the fact that a substantial and growing part of the Company's business is derived from those markets;
(2) renewing the Company's evaluation of potentially strategic options in the U.S. and abroad, including possible mergers and acquisitions; and (3) retaining an investor relations firm to assist management in educating the investing public about the Company's products and services, as well as in initiating coverage by financial analysts. We intend to energetically continue our efforts to improve the Company and to increase shareholder value."

    Mr. Turney also said that Cast Master Mobitec India Private
Limited, the Company's recently announced new joint venture in New Delhi, India, received notice of a pending order award - an event that was not expected until later in the fiscal year - on June 13, 2007.

    Further, Mr. Turney said that, following the passage of the amendment to the Company's Certificate of Incorporation to change the corporate name from "Digital Recorders, Inc." to "DRI Corporation," management would then be free to incorporate the Digital Recorders
(DR) division as "Digital Recorders, Inc." The DR division is based in Durham, N.C.

    2007-2008 BOARD OF DIRECTORS

    The following individuals were approved by shareholders to serve on the Company's Board of Directors in 2007-2008:

    --  John D. Higgins, age 74, Glen Head, N.Y.

    --  C. James Meese Jr., age 65, Raleigh, N.C.;

    --  Stephanie L. Pinson, age 70, Watchung, N.J.;

    --  John K. Pirotte, age 57, Raleigh, N.C.;

    --  Juliann Tenney, J.D., age 54, Chapel Hill, N.C.; and

    --  David L. Turney, age 63, Dallas, Texas.

    Each director's term will expire in 2008. For each director's full biography, please refer to the 2007 Definitive Proxy Statement available on the Company's Web site, www.digrec.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements about the Company's potential merger and acquisition options in the U.S. and abroad, its investor relations efforts, its expectations in achieving profitability, its assessment of the current market for its products and services, as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the statements about the Company's potential merger and acquisition options in the U.S. and abroad, its investor relations efforts, risks that the Company may not have a profitable year in 2007, risks that it has not properly assessed the current market for its products and services, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com